UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2015, Applied Optoelectronics, Inc. (the “Company”) entered into a US$2 Million Credit Facility Agreement (the “Credit Facility”) with Mega International Commercial Bank Co., Ltd in Taiwan (the “Bank”) for a US$2 million, one year revolving credit facility. Borrowings under the Credit Facility will be used for the purchases of raw materials.

The Company may draw upon the Credit Facility from November 20, 2015 until November 27, 2016. The term of each draw shall not exceed 180 days. The Company will make monthly payments of accrued interest with the final monthly payment being for all principal and all accrued interest not yet paid.

The Company’s obligations under the Credit Facility will be secured by a percentage of the Company’s certificate of deposit with the Bank. Borrowings under the Credit Facility for U.S. Dollars will bear interest at a rate equal to the 6-month London Interbank Offered Rate (LIBOR) plus 1.2%, divided by 0.946; for New Taiwan Dollar borrowings interest will bear at a rate equal to the Bank’s base lending rate plus 0.76% but shall not be less than 1.9%; and for all other currency borrowings interest will bear at a rate equal to the Bank’s base lending rate plus 1.0% divided by 0.946. The current Bank base lending rate is 2.75%

The agreement for the Credit Facility contains representations and warranties, and events of default applicable to the Company that are customary for agreements of this type.

The foregoing description of the Credit Facility does not purport to be a complete statement of the parties’ rights and obligations under the agreement for the Credit Facility and is qualified in its entirety by reference to the full text of the US$2 Million Credit Facility Agreement, dated December 22, 2015, copies of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of US$2 Million Credit Facility Agreement, dated December 22, 2015, between Applied Optoelectronics, Inc. and Mega International Commercial Bank Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2015	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	General Counsel and Secretary